UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2011

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2011, CHS Europe, SA, a wholly owned subsidiary of ours, purchased all of the outstanding shares of stock of Agri Point Ltd., a Cyprus company, from East Point Holdings, Ltd., a Cyprus company. Agri Point, itself and through subsidiary companies, operates in the countries of Romania, Hungary and Bulgaria. The company has a deep water port facility in Constanza, Romania a barge loading facility on the Danube River in Romania and an inland grain terminal in Hungary. The purchase price for the stock was 45,000,000 Euros or the equivalent of approximately $59,000,000 US Dollars.

On January 5, 2011, we signed a term loan agreement with the European Bank for Reconstruction and Development (EBRD), the proceeds of which are to be used solely to finance up to one-half of the purchase price of the shares of stock of Agri Point, Ltd. That agreement was not operational and could have been terminated by us if the closing on the purchase of such stock did not occur on or before January 31, 2011. We have submitted a request for a draw under the agreement equal to the US Dollar equivalent of 22,500,000 Euros calculated as of the date of the disbursement. The loan is for a term of seven years and bears interest at a variable rate based on LIBOR plus 2.1%. We have the option to fix the interest for periods of no less than one year on any interest payment date.

Further, on November 30, 2010, we signed a three year revolving credit agreement with EBRD for up to $40 million to be used for up to 35% of the working capital needs of the Agri Point operations. That agreement was not operational and could have been terminated by CHS if the closing on the purchase of the shares of Agri Point did not occur on or before January 31, 2011. We have the right to increase the capacity under the revolving credit facility to $120 million. Draws under the revolving credit agreement bear interest at a variable rate based on LIBOR plus 1.25%.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Loan Agreement (Term Loan) between CHS Inc. and European Bank for Reconstruction and Development, dated January 5, 2011.

10.2 Revolving Loan Agreement between CHS Inc. and European Bank for Reconstruction and Develepment, dated November 30, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

January 14, 2011	By:	/s/ David A. Kastelic

Name: David A. Kastelic
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement (Term Loan) between CHS Inc. and European Bank for Reconstruction and Development, dated January 5, 2011.
10.2	Revolving Loan Agreement between CHS Inc. and European Bank for Reconstruction and Develepment, dated November 30, 2010.